EXHIBIT 1.2

EXECUTION VERSION

Pricing Agreement

November 7, 2018

Barclays Capital Inc.

As representative of the several Underwriters

named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue $1,750,000,000 aggregate principal amount of 4.610% Fixed-to-Floating Rate Senior Notes due 2023 (the “Fixed-to-Floating Rate Notes”) and $750,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023 (the “Floating Rate Notes” and, together with the Fixed-to-Floating Rate Notes, the “Notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of Notes set forth opposite the name of such Underwriter in Schedules I-A and/or I-B hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated May 9, 2018 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, with the exception of Section 3(b)(iii) and the paragraph immediately thereafter of the Underwriting Agreement; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 5:20 P.M. New York time on November 7, 2018. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A and Exhibit B hereto.

Notwithstanding and to the exclusion of any other term of the Underwriting Agreement, this Pricing Agreement or any other agreements, arrangements, or understanding between the parties, each party acknowledges and accepts that a BRRD Liability arising under the Underwriting Agreement or this Pricing Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Party to it under the Underwriting Agreement or this Pricing Agreement, that (without limitation) may include and result in any of the following, or some combination thereof;

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Party or another person, and the issue to or conferral on the other party of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of the Underwriting Agreement or this Pricing Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For these purposes:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means (i) any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation and/or (ii) any U.K. Bail-in Power.

“BRRD” means Directive 2014/59/EU (as amended) establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Covered Party” means any party subject to (i) the Bail-in Legislation and/or (ii) the U.K. Bail-in Power.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation or the U.K. Bail-in Power may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Party.

“U.K. Bail-in Power” has the meaning given to it in the Base Prospectus (as defined in Schedule II).

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

[Signature Page Follows]

Very truly yours,

BARCLAYS PLC

/s/ Miray Muminoglu
Name: Miray Muminoglu
Title: MD, CME

Accepted as of the date hereof

at New York, New York

On behalf of itself and each of the other Underwriters

BARCLAYS CAPITAL INC.

/s/ Barbara Mariniello
Name: Barbara Mariniello
Title: Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I-A

Underwriters	Principal Amount of the Fixed-to-Floating Rate Notes
Barclays Capital Inc.	$1,303,750,000
Natixis Securities Americas LLC	$52,500,000
SG Americas Securities, LLC	$52,500,000
SMBC Nikko Securities America, Inc.	$52,500,000
BANKIA SA	$26,250,000
BNY Mellon Capital Markets, LLC	$26,250,000
CIBC World Markets Corp.	$26,250,000
Citizens Capital Markets, Inc.	$26,250,000
Landesbank Baden-Württemberg	$26,250,000
PNC Capital Markets LLC	$26,250,000
Regions Securities LLC	$26,250,000
Scotia Capital (USA) Inc.	$26,250,000
U.S. Bancorp Investments, Inc.	$26,250,000
ICBC Standard Bank Plc	$8,750,000
Great Pacific Securities	$8,750,000
Multi-Bank Securities, Inc.	$8,750,000
Penserra Securities LLC	$8,750,000
R. Seelaus & Co., Inc.	$8,750,000
Stern Brothers & Company	$8,750,000
Total	$1,750,000,000

SCHEDULE I-B

Underwriters	Principal Amount of the Floating Rate Notes
Barclays Capital Inc.	$558,750,000
Natixis Securities Americas LLC	$22,500,000
SG Americas Securities, LLC	$22,500,000
SMBC Nikko Securities America, Inc.	$22,500,000
BANKIA SA	$11,250,000
BNY Mellon Capital Markets, LLC	$11,250,000
CIBC World Markets Corp.	$11,250,000
Citizens Capital Markets, Inc.	$11,250,000
Landesbank Baden-Württemberg	$11,250,000
PNC Capital Markets LLC	$11,250,000
Regions Securities LLC	$11,250,000
Scotia Capital (USA) Inc.	$11,250,000
U.S. Bancorp Investments, Inc.	$11,250,000
ICBC Standard Bank Plc	$3,750,000
Great Pacific Securities	$3,750,000
Multi-Bank Securities, Inc.	$3,750,000
Penserra Securities LLC	$3,750,000
R. Seelaus & Co., Inc.	$3,750,000
Stern Brothers & Company	$3,750,000
Total	$750,000,000

SCHEDULE II

Title of Designated Securities:

US$1,750,000,000 4.610% Fixed-to-Floating Rate Senior Notes due 2023.

US$750,000,000 Floating Rate Senior Notes due 2023.

Price to Public:

99.981% of principal amount (for the Fixed-to-Floating Rate Notes).

100% of principal amount (for the Floating Rate Notes).

Subscription Price by Underwriters:

99.731% of principal amount (for the Fixed-to-Floating Rate Notes).

99.75% of principal amount (for the Floating Rate Notes).

Form of Designated Securities:

Each of the Fixed-to-Floating Rate Notes and the Floating Rate Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) issued pursuant to the Senior Debt Indenture dated January 17, 2018 between Barclays PLC and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture to be dated on or about November 15, 2018, among Barclays PLC, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar.

Securities Exchange, if any:

The New York Stock Exchange.

Maturity Date:

The stated maturity of the principal of the Fixed-to-Floating Rate Notes will be February 15, 2023 (the “Fixed-to-Floating Rate Maturity Date”).

The stated maturity of the principal of the Floating Rate Notes will be February 15, 2023 (the “Floating Rate Maturity Date”).

Interest Rate:

From (and including) the date of issuance to (but excluding) February 15, 2022 (the “Fixed-to-Floating Rate Par Redemption Date” and such period the “Fixed Rate Period”), interest will accrue on the Fixed-to-Floating Rate Notes at a rate of 4.610% per year. From (and including) the Fixed-to-Floating Rate Par Redemption Date to (but excluding) the Fixed-to-Floating Rate Maturity Date (the “Floating Rate Period”), interest will accrue on the Fixed-to-Floating Rate Notes at a floating rate equal to LIBOR, as determined on the applicable Fixed-to-Floating Rate Interest Determination Date (as defined in the Prospectus Supplement (as defined below)), plus 1.40% per annum.

During the Floating Rate Period, the interest rate on the Fixed-to-Floating Rate Notes will be reset quarterly on each Fixed-to-Floating Rate Interest Reset Date (as defined in the Prospectus Supplement).

Interest will accrue on the Floating Rate Notes from the date of their issuance. The interest rate on the Floating Rate Notes for any Floating Rate Interest Period (as defined in the Prospectus Supplement) will be equal to LIBOR, as determined on the applicable Floating Rate Interest Determination Date (as defined in the Prospectus Supplement), plus 1.43% per annum. The interest rate on the Floating Rate Notes will be reset quarterly on each Floating Rate Interest Reset Date (as defined in the Prospectus Supplement).

“LIBOR” means the 3-month U.S. dollar London Interbank Offered Rate, as determined in accordance with the provisions described in the Prospectus Supplement.

Interest Payment Dates:

During the Fixed Rate Period, interest will be payable on the Fixed-to-Floating Rate Notes semi-annually in arrear on February 15 and August 15 of each year, commencing on August 15, 2019 (and thus a long first interest period) and ending on (and including) the Fixed-to-Floating Rate Par Redemption Date. During the Floating Rate Period, interest will be payable on the Fixed-to-Floating Notes quarterly in arrear on May 15, 2022, August 15, 2022, November 15, 2022 and the Fixed-to-Floating Rate Maturity Date.

Interest will be payable on the Floating Rate Notes quarterly in arrear on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2019 and ending on the Floating Rate Maturity Date.

Regular Record Dates:

The close of business on the Business Day immediately preceding each relevant Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each relevant Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Optional Redemption:

The Notes are redeemable as described under “Description of Senior Notes—Optional Redemption” in the Prospectus Supplement, as supplemented by the final term sheet dated November 7, 2018 for the Fixed-to-Floating Rate Notes.

Tax Redemption:

The Notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:

The Notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Prospectus Supplement.

Events of Default Substitution:

The Notes are subject to the provisions described under “Description of Senior Notes—Events of Default Substitution” in the Prospectus Supplement.

Time of Delivery:

November 15, 2018 by 9:30 A.M. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location:

Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter represents, warrants and agrees with the Company that, in connection with the distribution of the Notes, directly or indirectly, it (1) has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Each Underwriter represents, warrants and agrees with the Company that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of the Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Each Underwriter represents, warrants and agrees with the Company, with respect to sales of the Notes in Canada, that, directly or indirectly, it shall sell the Notes only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or section 73.3 of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Other Terms and Conditions:

As set forth in the prospectus supplement dated November 7, 2018 relating to the Notes (the “Prospectus Supplement”), incorporating the Prospectus dated April 6, 2018 (the “Base Prospectus”) relating to the Notes.

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet for the Fixed-to-Floating Rate Notes, dated November 7, 2018, attached hereto as Exhibit A.

Final Term Sheet for the Floating Rate Notes, dated November 7, 2018, attached hereto as Exhibit B.

EXHIBIT A

Final Term Sheet for the Fixed-to-Floating Rate Notes, dated November 7, 2018.

USD 1.75bn 4.610% Fixed-to-Floating Rate Senior Notes due 2023

Pricing Term Sheet

Issuer:	Barclays PLC (the “Issuer”)

Notes:	USD 1,750,000,000 4.610% Fixed-to-Floating Rate Senior Notes due 2023 (the “Notes”)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 1,750,000,000

Trade Date:	November 7, 2018

Settlement Date:	November 15, 2018 (T+5) (the “Issue Date”)

Maturity Date:	February 15, 2023 (the “Maturity Date”)

Coupon:	From (and including) the Issue Date to (but excluding) February 15, 2022 (the “Par Redemption Date” and such period the “Fixed Rate Period”), 4.610%.

From (and including) the Par Redemption Date to (but excluding) the Maturity Date (the “Floating Rate Period”), the interest rate will be equal to LIBOR (as described below), as determined on the applicable Interest Determination Date (as defined below), plus the Margin (as described below) (the “Floating Interest Rate”). The Floating Interest Rate will be reset quarterly on each Interest Reset Date (as defined below). The Floating Interest Rate will not be less than zero.

Fixed Rate Interest Payment Dates:	During the Fixed Rate Period, interest will be payable semi-annually in arrear on February 15 and August 15 in each year, commencing on August 15, 2019 (long first interest period) and ending on the Par Redemption Date.

Floating Rate Interest Payment Dates:	During the Floating Rate Period, interest will be payable quarterly in arrear on May 15, 2022; August 15, 2022; November 15, 2022 and the Maturity Date (each a “Floating Rate Interest Payment Date”).

Interest Reset Dates:	During the Floating Rate Period, the Floating Interest Rate will be reset quarterly on the Par Redemption Date, May 15, 2022; August 15, 2022 and November 15, 2022 (each an “Interest Reset Date”). If any Interest Reset Date would fall on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Interest Periods:	During the Floating Rate Period, each interest period on the Notes will begin on (and include) a Floating Rate Interest Payment Date and end on (but exclude) the following Floating Rate Interest Payment Date, provided that the first of such interest periods will begin on and include the Par Redemption Date and will end on, but exclude, May 15, 2022.

Interest Determination Dates:	The “Interest Determination Date” for each Interest Period will be the second London Banking Day (as defined below) preceding the applicable Interest Reset Date (as defined below). “London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

Day Count:	30/360, following, unadjusted (during the Fixed Rate Period). Actual/360, modified following, adjusted (during the Floating Rate Period).

Business Days:	New York, London

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated November 7, 2018 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated April 6, 2018 relating to the Notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the Notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:	The Issuer may, at its option, redeem the Notes (i) in whole or in part, pursuant to the Make-Whole Redemption (as defined in the Preliminary Prospectus Supplement) at any time on or after May 15, 2019 (six months following the Issue Date) until (but excluding) the Par Redemption Date and/or (ii) in whole but not in part, pursuant to the Par Redemption (as defined in the Preliminary Prospectus Supplement), on the Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the Notes to be redeemed to (but excluding) the redemption date, on the terms and subject to the provisions set forth in the Preliminary Prospectus Supplement under “Description of Senior Notes—Optional Redemption.”

For purposes of the Make-Whole Redemption, the Fixed-to-Floating Rate Discount Factor is 25 bps.

Tax Redemption:	The Notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The Notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Events of Default Substitution:	The Notes are subject to the provisions described under “Description of Senior Notes—Events of Default Substitution” in the Preliminary Prospectus Supplement.

LIBOR:	3-month USD LIBOR (as determined by reference to Reuters Page LIBOR01) (“LIBOR”).

LIBOR will be determined by the Calculation Agent in accordance with the provisions described in the Preliminary Prospectus Supplement under “Description of Senior Notes—Calculation of LIBOR.”

If the Issuer determines that LIBOR has ceased to be published on Reuters Page LIBOR01 or any successor or replacement page as a result of such benchmark ceasing to be calculated or administered when any Floating Interest Rate (or the relevant component part thereof) remains to be determined by LIBOR, then the provisions described under “Description of Senior Notes—Replacement for LIBOR” in the Preliminary Prospectus Supplement shall apply to the Notes.

Margin:	+140 bps (the “Margin”)

Benchmark Treasury:	UST 2.875% due October 15, 2021

Spread to Benchmark:	160bps

2

Reoffer Yield:	4.610%

Issue Price:	99.981%

Underwriting Discount:	0.25%

Net Proceeds:	USD 1,745,292,500

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	Natixis Securities Americas LLC, SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., Scotia Capital (USA) Inc., CIBC World Markets Corp., Citizens Capital Markets, Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc., BANKIA SA, BNY Mellon Capital Markets, LLC, Regions Securities LLC, Landesbank Baden-Württemberg, ICBC Standard Bank Plc, Great Pacific Securities, Multi-Bank Securities, Inc., Penserra Securities LLC, R. Seelaus & Co., Inc., Stern Brothers & Company

Risk Factors:	An investment in the Notes involves risks. See “Risk Factors” section beginning on page S-12 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof.

ISIN/CUSIP:	US06738EBE41 / 06738E BE4

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-223156) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018, between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar.

Listing:	We will apply to list the Notes on the New York Stock Exchange.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, persons who fall within the manufacturer target market described above.

3

EXHIBIT B

Final Term Sheet for the Floating Rate Notes, dated November 7, 2018.

USD 750m Floating Rate Senior Notes due 2023

Pricing Term Sheet

Issuer:	Barclays PLC (the “Issuer”)

Notes:	USD 750,000,000 Floating Rate Senior Notes due 2023 (the “Notes”)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 750,000,000

Trade Date:	November 7, 2018

Settlement Date:	November 15, 2018 (T+5) (the “Issue Date”)

Maturity Date:	February 15, 2023 (the “Maturity Date”)

Coupon:	The interest rate (“Interest Rate”) for the first Interest Period (as defined below) will be equal to LIBOR (as described below), as determined on November 13, 2018, plus the Margin (as described below). Thereafter, the interest rate for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus the Margin. The interest rate will be reset quarterly on each Interest Reset Date (as defined below). The interest rate will not be less than zero.

Interest Payment Dates:	Quarterly in arrear on February 15, May 15, August 15 and November 15 in each year, commencing on February 15, 2019 and ending on the Maturity Date (each, an “Interest Payment Date”).

Interest Reset Dates:	February 15, May 15, August 15 and November 15 in each year, commencing on February 15, 2019 (each an “Interest Reset Date”); provided that the interest rate in effect from (and including) November 15, 2018 to (but excluding) the first Interest Reset Date will be the initial Interest Rate. If any Interest Reset Date would fall on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Interest Periods:	The period beginning on, and including, an Interest Payment Date and ending on (but excluding) the following Interest Payment Date (each an “Interest Period”); provided that the first Interest Period will begin on and include November 15, 2018 and will end on, but exclude, February 15, 2019.

Interest Determination Dates:	The “Interest Determination Date” for the first Interest Period will be the second London Banking Day preceding the Settlement Date and the Interest Determination Date for each succeeding Interest Period will be the second London Banking Day preceding the applicable Interest Reset Date. “London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

Day Count:	Actual/360, Modified Following, adjusted

Business Days:	New York, London

Preliminary Prospectus Supplement:	Preliminary Prospectus Supplement dated November 7, 2018 (the “Preliminary Prospectus Supplement,” incorporating the Prospectus dated April 6, 2018 relating to the Notes (the “Base Prospectus”)). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Base Prospectus.

Ranking:	The ranking of the Notes is described under “Description of Senior Notes—Ranking” in the Preliminary Prospectus Supplement.

Optional Redemption:	The Notes are redeemable as described under “Description of Senior Notes—Optional Redemption” in the Preliminary Prospectus Supplement.

Tax Redemption:	The Notes are also redeemable as described under “Description of Senior Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Loss Absorption Disqualification Event Redemption:	The Notes are also redeemable as described under “Description of Senior Notes—Loss Absorption Disqualification Event Redemption” in the Preliminary Prospectus Supplement.

Events of Default Substitution:	The Notes are subject to the provisions described under “Description of Senior Notes—Events of Default Substitution” in the Preliminary Prospectus Supplement.

Benchmark:

3-month USD LIBOR (as determined by reference to Reuters Page LIBOR01) (“LIBOR”).

LIBOR will be determined by the Calculation Agent in accordance with the provisions described in the Preliminary Prospectus Supplement under “Description of Senior Notes—Calculation of LIBOR.”

If the Issuer determines that LIBOR has ceased to be published on Reuters Page LIBOR01 or any successor or replacement page as a result of such benchmark ceasing to be calculated or administered when any Interest Rate (or the relevant component part thereof) remains to be determined by LIBOR, then the provisions described under “Description of Senior Notes—Replacement for LIBOR” in the Preliminary Prospectus Supplement shall apply to the Notes.

Margin:	+143 bps (the “Margin”)

Issue Price:	100.000%

Underwriting Discount:	0.250%

Net Proceeds:	USD 748,125,000

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	Natixis Securities Americas LLC, SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., Scotia Capital (USA) Inc., CIBC World Markets Corp., Citizens Capital Markets, Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc., BANKIA SA, BNY Mellon Capital Markets, LLC, Regions Securities LLC, Landesbank Baden-Württemberg, ICBC Standard Bank Plc, Great Pacific Securities, Multi-Bank Securities, Inc., Penserra Securities LLC, R. Seelaus & Co., Inc., Stern Brothers & Company

Risk Factors:	An investment in the Notes involves risks. See “Risk Factors” section beginning on page S-12 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof.

ISIN/CUSIP:	US06738EBF16 / 06738E BF1

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Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-223156) and to be issued pursuant to the Senior Debt Securities Indenture dated January 17, 2018, between the Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, to be entered into on or about the Issue Date, between the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar.

Listing:	We will apply to list the Notes on the New York Stock Exchange.

Governing Law:	New York law, except for the waiver of set-off provisions which will be governed by English law.

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Base Prospectus) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Base Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Base Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, persons who fall within the manufacturer target market described above.

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